Exhibit 99.1

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF LLC AND BRANCHES 52 AND 53 CARVED OUT OF
PARTNER COLORADO CREDIT UNION

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND
BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,382,448	$5,495,905
Accounts receivable – parent	720,417	522,896
Accounts receivable – other	1,219	-
Contract assets	27,710	18,317
Prepaid expenses	19,471	6,021
Accrued interest receivable	14,762	7,556
Short-term loans receivable	55,711	52,833
Total Current Assets	7,221,738	6,103,528

Long-term loans receivable, net	1,865,367	1,410,727
Property and equipment, net	13,191	6,351
Security deposit	1,867	—
Total Assets	$9,102,163	$7,520,606

LIABILITIES AND PARENT-ENTITY NET INVESTMENT
Current Liabilities:
Accounts payable	$119,462	$43,626
Accrued expenses	264,037	129,546
Contract liabilities	—	8,333
Total Current Liabilities	383,499	181,505

Net deferred loan origination fees	118,116	—
Indemnity liability	288,505	—
Total Liabilities	790,120	181,505

Parent-Entity Net Investment	8,312,043	7,339,101
Total Liabilities and Parent-Entity Net Investment	$9,102,163	$7,520,606

The accompanying notes are an integral part of the combined financial statements

1

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Revenue	$1,852,789	$1,830,314	$3,523,899	$3,580,595

Operating Expenses
Compensation and employee benefits	794,997	482,687	1,517,522	991,328
Professional services	188,214	37,612	319,030	62,269
Rent expense	26,303	9,065	51,328	23,866
Corporate allocations	-	367,407	-	648,533
Provision for loan losses	237,874	6,825	306,065	11,927
General and administrative expenses	269,057	209,547	492,010	237,098
Total operating expenses	1,516,445	1,113,143	2,685,955	1,975,021

Net income and comprehensive income	$336,344	$717,171	$837,944	$1,605,574

The accompanying notes are an integral part of the combined financial statements

2

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

(Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2022

Balance at April 1, 2022	$7,900,700
Net income	336,344
Contribution from Parent	74,999
Balance at June 30, 2022	$8,312,043

FOR THE THREE MONTHS ENDED JUNE 30, 2021

Balance at April 1, 2021	$4,831,364
Net income	717,171
Contribution of loans receivable from Parent	682,500
Net change due to allocations and distributions to Parent	(699,787)
Balance at June 30, 2021	$5,531,248

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Balance at January 1, 2022	$7,339,101
Net income	837,944
Contribution from Parent	134,998
Balance at June 30, 2022	$8,312,043

FOR THE SIX MONTHS ENDED JUNE 30, 2021

Balance at January 1, 2021	$4,354,021
Net income	1,605,574
Contribution of loans receivable from Parent	1,192,750
Net change due to allocations and distributions to Parent	(1,621,097)
Balance at June 30 2021	$5,531,248

The accompanying notes are an integral part of the combined financial statements

3

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53
CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$837,944	$1,605,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,952	865
Provision for loan losses	306,065	11,927
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(208,133)	232,491
Prepaid expenses	(13,450)	(36,565)
Accrued interest receivable	(7,206)	—
Accounts payable	75,836	(66,609)
Accrued expenses	134,491	(28,382)
Deferred loan origination fees	118,116	—
Contract liabilities	(8,333)	39,914
Security deposit	(1,868)	—
Net cash provided by operating activities	1,235,414	1,759,215

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(8,792)	—
New loan issuance	(500,000)	—
Loans receivable repayment	24,923	16,689
Cash provided by (used in) investing activities	(483,869)	16,689

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net change in parent funding, allocations, and distributions to parent	134,998	(1,621,097)
Net cash provided by (used in) financing activities	134,998	(1,621,097)

Net increase in cash and cash equivalents	886,543	154,807
Cash and cash equivalents - beginning of period	5,495,905	3,001,363
Cash and cash equivalents - end of period	$6,382,448	$3,156,170

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-Cash transactions:
Contribution of loan receivable from Parent	$—	$1,192,750

The accompanying notes are an integral part of the combined financial statements

4

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 1. Business Description and Basis of Presentation

Business Description

Eagle Legacy Services, PLLC d/b/a Safe Harbor Services (“SHS” or “OldCo”) was established as a limited liability company, acting as a credit union service organization (“CUSO”) in accordance with applicable laws, in order to provide access to reliable and compliant financial services for the legal cannabis industry and cannabis related businesses (“CRBs”). SHS was a wholly owned subsidiary of Partner Colorado Credit Union (“PCCU”).

In addition to SHS, the combined financial statements consist of the financial position, results of operations and cash flows of certain branches (the “Branches”) of PCCU.

During the fourth quarter of 2020, PCCU created two new entities: SHF Holding Co., LLC (“Holdco”), an interim holding company that is directly wholly owned by PCCU and SHF, LLC (“NewCo” or “SHF”), an operating entity wholly owned by Holdco. As a result, SHF is a single member limited liability company with no shareholders.

PCCU’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Oldco to Holdco. Holdco then contributed the same assets and related operations to SHF with PCCU’s investment in SHF maintained at the Holdco level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all of Branches’ employees and certain Parent employees were terminated from PCCU and hired as SHF employees. Collectively, SHS, the Branches and SHF represent the “Carved-Out Operations” or the “Company”. After the reorganization, SHF contains the entirety of the Carved-Out Operations and OldCo was dissolved. In addition, effective July 1, 2021, the Company entered into an Account Servicing Agreement and Support Servicing Agreement which were subsequently amended and restated and are discussed in Note 6.

The Carved-Out Operations generate both interest income and fee income through providing a variety of services to financial institutions desiring to service the cannabis industry including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at PCCU, and sourcing and managing loans. In addition to PCCU, the Carved-Out Operations provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided to other financial institutions under the Safe Harbor Master Program Agreement.

As of and subsequent to July 1, 2021, the presented financial information represents SHF results on a stand-alone basis.

Definitive Purchase Agreement

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and PCCU, the sole member of SHF Holding, Co., LLC, entered into a definitive purchase agreement (the Business Combination) with Northern Lights Acquisition Corp., a special purpose acquisition company, and its sponsor, 5AK, LLC.

Pursuant to the purchase agreement, upon the closing of the contemplated transaction, Northern Lights Acquisition Corp. will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock will be deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties. In addition, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities, will be paid to PCCU at the final transaction close. On September 19, 2022, the parties entered into the first amendment to the purchase agreement to extend the date by which the closing had to occur from August 31, 2022 until September 28, 2022 and provide for the deferral of $30 million of the $70 million in cash due at the closing. On September 22, 2022, the parties entered into the second amendment to the purchase agreement to provide for the deferral of a total of $50 of the $70 million due at the closing. On September 28, 2022, the parties entered into the third amendment to the purchase agreement to provide for the deferral of a total of $56,949,800.66 million of the $70,000,000 due at the closing.

Pursuant to the purchase agreement the Company entered into amended services agreements under similar terms as the July 2021 agreements. In addition, in conjunction with the purchase agreement, SHF and Parent entered into a Loan Servicing Agreement. Refer to Note 6 for additional information. Refer to Note 12 for a schedule demonstrating the estimated impact these agreements would have on the combined statements of net income and comprehensive income for the three and six months ended June 30, 2021.

Basis of Presentation

Financial statements have not historically been prepared for the Carved-Out Operations. For the three and six months ended June 30, 2021, the combined financial statements, consist of the balances of SHS and SHF as prepared on a stand-alone basis and the balances of the Branches on a “carve-out” basis. For the three and six months ended June 30, 2022, the financial statements represent SHF on a stand-alone basis as the period is post reorganization. As a result, corporate allocations are included in the three and six months ended June 30, 2021 with no comparable amount for the three and six months ended June 30, 2022. The financial statements of the Branches were derived from the consolidated financial statements and accounting records of PCCU using branch specific information, where available, and corporate allocations from PCCU. All intracompany transactions have been eliminated for all periods presented. These combined financial statements reflect the Company’s historical financial position, results of operations and cash flows as they have been historically managed in conformity with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

All depository asset accounts and liabilities are retained by PCCU as the Carved-Out Operations is not organized as a chartered financial institution. Accordingly, none of the cash of PCCU has been attributed to these combined financial statements. Asset and liabilities maintained by SHS and SHF have been included in these financial statements along with any specific assets and liabilities associated with the Branches.

Liquidity

As of June 30, 2022, the Company had $6,382,448 in cash and net working capital of $6,838,239. This compared to $5,495,905 in cash and net working capital of $5,922,023 at December 31, 2021.

5

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue and expenses for the Branches were included based on specific identification as they relate to customer deposits, professional services, compensation and employee benefits, rent expense, provision for loan losses and other general and administrative expenses. Corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Branches proportionately based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated Parent. This allocation method was consistent for all periods prior to July 2021. Allocated amounts are categorized as Corporate allocations on the Combined Statements of Net Income and Comprehensive Income. Beginning in July 2021, a services agreement was entered into between Newco and PCCU (see Note 6). In exchange for services provided to PCCU via the Carved-Out Operations, Newco receives 100% of CRB related revenue. PCCU receives (and Newco pays) a monthly per account fee, split loan servicing fees and split investment income associated with Carved-Out Operations depository accounts. The fees are meant to represent PCCU’s cost for hosting depository accounts and funding related loans and providing certain limited infrastructure support.

Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Branches during the periods presented.

All revenue and expenses of SHS and SHF are specific to the entity. Corporate allocations were not attributed for any of the periods presented.

Note 2. Summary of Significant Accounting Policies

Parent-Entity Net Investment

Parent-Entity Net Investment balance in the combined balance sheets represents PCCU’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with PCCU is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for loan losses, and the fair value of financial instruments. Actual results could differ from the estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally in accounts at PCCU which is insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

Currently the Company only services the cannabis industry. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Currently the Company substantially relies on its Parent to hold customer deposits and fund its originated loans. As of this time, substantially all of the Company’s revenue is generated by deposits and loans hosted by its Parent pursuant to various services agreements.

Accounts receivable-Parent and allowance for doubtful accounts

Accounts receivable are recorded based on account fee schedules. While fees are generated from individual CRB related accounts, amounts are initially collected by the financial institutional partners and remitted in the subsequent month. As of June 31, 2022 and December 31, 2021, 99.8% and 100% of the Accounts Receivable, respectively is due from Parent. Effective January 2021 through June 2021, PCCU elected to transfer account servicing from SHS to the Branches. In accordance with this change, a policy was adopted wherein substantially all cash was collected by PCCU and retained by PCCU outside of the Branches and SHS. As a result, minimal accounts receivable from Parent existed at June 30, 2021. This policy was eliminated in conjunction with the July 2021 reorganization and execution of the Account Servicing Agreement and Support Servicing Agreement discussed at Note 6. The Company maintains allowances for doubtful accounts for estimated losses as a result of a customers’ inability to make required payments. The Company estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Company also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

6

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

At June 30, 2022 and December 31, 2021, there were no recorded allowance for doubtful accounts.

Loans receivable

PCCU originates mortgage, commercial and consumer loans to members and other businesses. Commercial CRB loans originated by the Company and funded by PCCU are typically managed by the Company. Certain CRB Loans were contributed to the Carved-out Operations. Such loans where the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at principal balance outstanding, net of an allowance for loan losses and net deferred loan origination costs when applicable. Interest income on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding.

Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired, or payments are past due ninety days or more. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts are satisfied to where the loan is less than ninety days past due and future payments are reasonably assured.

Loans are evaluated for charge-off on a case-by-case basis and are typically charged off at the time of foreclosure.

Past-due status is based on the contractual terms of the loans. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if the collection of principal and interest is considered doubtful.

Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

The loans SHF intends to originate will be secured by various types of assets of the borrowers, including real property and certain personal property, including value associated with other assets to the extent permitted by applicable laws and the regulations governing the borrowers. The documents governing the loans also include a variety of provisions intended to provide remedies against the value associated with licenses. Collection procedures are designed to ensure that neither SHF nor its financial institution clients who provide funding for a loan, nor a third-party agent engaged to assist with the liquidation or foreclosure process, will take possession of cannabis inventory, cannabis paraphernalia, or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Upon default of a loan, a third-party agent will be engaged to work with the borrower to have the borrower sell collateral securing the loan to a third party or to institute a foreclosure proceeding to have such collateral sold to generate funds towards the payoff of the loan. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. A defaulted loan may also be sold if such a sale would yield higher proceeds or that a sale could be accomplished more quickly than a foreclosure proceeding while yielding proceeds comparable to what would be expected from a foreclosure sale. Such sale of the loan would be conducted through a third-party administrative agent. However, SHF can provide no assurances that a sale of such loans would be possible or that the sales price of such loans would be sufficient to recover the outstanding principal balance, accrued interest, and fees.

7

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Net deferred loan origination fees

When included with a new loan origination, we receive loan origination fees in conjunction with new loans funded by our financial institution partners. Where applicable, the loan origination fee is netted with loan origination costs associated with originating a specific loan. These loan origination costs are typically incremental direct costs (non-reimbursed) paid to third parties. Net loan origination fees are initially deferred and recognized as interest income utilizing the interest method.

Indemnity liability

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. Under the Loan Servicing Agreement, PCCU, in exchange for a fee at an annual rate of 0.25% of the outstanding principal balance, funds certain loans. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The indemnification component of the Loan Servicing Agreement (refer to Note 6) is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. In the lending industry, it is inherently anticipated future loan losses will result from currently issued debt. SHF’s indemnity obligation is subordinate to PCCU’s and other financial institution clients’ other means of collecting on the loans including foreclosure of the collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the debtor. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated quarterly by SHF management based on each situation.

In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis - 4-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

8

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Impairment of long-lived assets

The Company evaluates the recoverability of tangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. There were no impairments for the three and six months ended June 30, 2022 and the year ended December 31, 2021.

Federal and State Tax Exemption

PCCU is exempt from most federal, state, and local taxes under the provisions of the Internal Revenue Code and state tax laws. However, PCCU is subject to unrelated business income tax. The Carved-Out Operations are wholly owned by PCCU and therefore, are exempt from most federal and state income taxes. The Income Taxes Topic of the FASB ASC clarifies accounting for uncertainty in income taxes reported in the financial statements. The interpretation provides criteria for assessment of individual tax positions and a process for recognition and measurement of uncertain tax positions. Tax positions are evaluated on whether they meet the “more likely than not” standard for sustainability on examination by tax authorities. Management has determined there are no material uncertain tax positions.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments. The fair values of loans receivables, for disclosure purposes only, are estimated using unobservable inputs, as more fully disclosed in Note 10.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative- effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at PCCU but serviced by the Company such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective, and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, the Company also records revenue for interest on loans and investment income allocated by PCCU based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

9

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Customers consist of financial institutions providing services to CRBs. Revenues are concentrated in the United States.

As of June 30, 2022, the Company reported contract assets and contract liabilities of $27,710 and $0, respectively, from contracts with customers. As of December 31, 2021, the Company reported a contract asset and liability of $18,317 and $8,333, respectively. During the three and six months ending June 30, 2022, the Company recognized revenue $0 and $8,333, respectively related to the contract liability outstanding at December 31, 2021.

Advertising/Marketing costs

Advertising/Marketing costs are expensed as incurred. For the three and six months ended June 30, 2022, advertising/marketing costs were $83,147 and $170,839 respectively. For the three and six months ended June 30, 2021, advertising/marketing costs were $22,137 and $27,403 respectively.

Software development costs

The Company applied agile development methodologies to their software development projects, which are characterized by a more dynamic development process with more frequent and iterative revisions to the product features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, the costs incurred to get to, and have incurred subsequent to the achievement of technological feasibility have been expensed as incurred.

Software development costs amounted to $35,880 and $57,730 for the three and six months ended June 30, 2022, respectively. Software development costs amounted to $30,973 and $57,526 for the three and six months ended June 30, 2021, respectively.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective and are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022 for private companies and SEC filers classified as smaller reporting entities, with early adoption permitted. Entities apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and is currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted.

10

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

The ASU’s amendments were effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods therein. The adoption of this standard did not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into additional markets.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. In June 2020, FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Deferral of the Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. Management is currently evaluating this standard but anticipates the adoption of the new lease standard to be immaterial. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

Note 3. Loans Receivable

Unsecured loans receivable, net consist of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Unsecured loans receivable, gross	$500,000	$-
Allowance for loan losses	(10,500)	-
Unsecured loans receivable, net	489,500	-
Current portion	-	-
Noncurrent portion	$489,500	$-

Commercial real estate loans receivable, net consist of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Commercial real estate loans receivable, gross	$1,453,379	$1,478,301
Allowance for loan losses	(21,801)	(14,741)
Commercial real estate loans receivable, net	1,431,578	1,463,560
Current portion	(55,711)	(52,833)
Noncurrent portion	$1,375,867	$1,410,727

At June 30, 2022, $500,000 of the loans receivable amount represented an unsecured loan at 8.5% interest with the residual balance consisting of commercial loans collateralized with real estate. At December 31, 2021, loans receivable represented commercial loans collateralized with real estate. Collateralized loans bear interest rates from 6.54% to 7.50%. All loans were current and considered performing at both June 30, 2022 and December 31, 2021.

11

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 4. Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed to be sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management’s analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the amount and composition of the loan portfolio, delinquency levels, actual loss experience, current economic conditions, and detailed analysis of individual loans for which the full collectability may not be assured. The detailed analysis includes methods to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment.

The allowance may consist of specific and general components. While the allowance may consist of general and specific components, the allowance is general in nature and is available for the loan portfolio in its entirety.

The allowance for loan losses consists of the following activity for the three and six months ended June 30, 2022 and 2021:

	Unsecured loan	Commercial real estate loans	Total
Six Months ended June 30, 2022:
Allowance for loan losses:
Beginning balance	$—	$14,741	$14,741
Charge-offs	—	—	—
Recoveries	—	—	—
Provision	10,500	7,060	17,560
Ending balance	$10,500	$21,801	$32,301

Three months ended June 30, 2022:
Allowance for loan losses:

Beginning balance	$—	$24,545	$24,545
Charge-offs	—	—	—
Recoveries	—	—	—
Provision (benefit)	10,500	(2,744)	7,756
Ending balance	$10,500	$21,801	$32,301

Loans receivable at June 30, 2022
Individually evaluated for impairment	$—	$—	$—
Collectively evaluated for impairment	500,000	1,453,379	1,953,379
	$500,000	$1,453,379	$1,953,379

Allowance for loan losses at June 30, 2022
Individually evaluated for impairment	$—	$—	$—
Collectively evaluated for impairment	10,500	21,801	32,301
	$10,500	$21,801	$32,301

	Unsecured loan	Commercial real estate loans	Total
Six Months ended June 30, 2021:
Allowance for loan losses:
Beginning balance	$—	$13,342	$13,342
Charge-offs	—	—	—
Recoveries	—	—	—
Provision	—	11,927	11,927
Ending balance	$—	$25,269	$25,269

Three months ended June 30, 2021:
Allowance for loan losses:

Beginning balance	$—	$18,444	$18,444
Charge-offs	—	—	—
Recoveries	—	—	—
Provision	—	6,825	6,825
Ending balance	$—	$25,269	$25,269

Loans receivable at June 30, 2021
Individually evaluated for impairment	$—	$-	$-
Collectively evaluated for impairment	—	2,510,249	2,510,249
	$—	$2,510,249	$2,510,249

Allowance for loan losses at June 30, 2021
Individually evaluated for impairment	$—	$—	$—
Collectively evaluated for impairment	—	25,269	25,269
	$—	$25,269	$25,269

At June 30, 2022 and June 30, 2021, no loans were past due, classified as non-accrual or considered impaired.

12

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 5. Property and equipment, net

Property and equipment consist of the following:

	June 30, 2022	December 31, 2021
	(Unaudited)
Equipment	$36,872	$28,080
Office furniture	7,070	7,070
	43,942	35,150
Less: accumulated depreciation	(30,751)	(28,799)
Property and equipment, net	$13,191	$6,351

Depreciation expense was $1,952 and $865 for the six months ended June 30, 2022 and June 30, 2021, respectively.

Note 6. Related party transactions

Corporate allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated Parent.

Account Servicing Agreement

Effective July 1, 2021, SHF, LLC (“SHF”) entered into an Account Servicing Agreement with PCCU. SHF provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF assumes the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

Pursuant to this agreement, as amended and restated, the Company reported revenue of $1,808,640 and $3,436,731 for the three-month and six-month periods ended June 30, 2022 and $0 for the three and six month periods ended June 30, 2021.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

13

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Pursuant to these agreements and as amended and restated, the Company reported expense of $131,742 and $215,550 for the three-month and six-month periods ended June 30, 2022 and $0 for the three-month and six-month periods ended June 30, 2021.

Significant terms of the Amended and Restated Accounting Servicing Agreement and Support Services Agreement are as follows:

●	Pursuant to the Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Account Servicing Agreement and Support Services Agreement are for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Account Servicing Agreement will also terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts. On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement and Support Services Agreement, which agreement amended and restated the Amended and Restated Account Servicing and Support Services Agreements to remove the provision providing for the termination of the agreements within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

●	Pursuant to the Support Services Agreement, as amended, PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to PCCU and 75% to SHF and SHF will reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF. The Amended and Restated Support Services Agreement also sets forth certain agreements of PCCU to limit bonus distributions to its members to $30,000,000 during any 12-month period following the effective date of the agreement. Finally, under the Support Services Agreement PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The below schedule demonstrates deposit capacity at June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
PCCU total assets	$588,723,409	$575,170,939
Capacity at 65%	382,670,216	373,861,110
CRB related deposits	142,103,552	146,267,976
Incremental capacity	$240,566,664	$227,593,134

PCCU policy also requires they maintain an internal ratio of net worth to total assets of at least 10%. CRB related deposit capacity maybe limited if PCCU ratio declines below this threshold.

14

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. For the loans that are subject to this agreement, SHF originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The agreement was amended and restated in conjunction with the contemplated Business Combination with substantially similar terms.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. Under PCCU’s loan policy for loans to CRBs, PCCU’s Board of Directors has approved aggregate lending limits at the lessor of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as i) real estate secured, ii) construction, iii) unsecured and iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. In addition, loans to any one borrower or group of associated borrowers are limited by applicable National Credit Union Association regulations to the greater of $100,000 or 15% of PCCU’s net worth.

The below schedule demonstrates the ratio of CRB related loans funded by PCCU to the relative lending limits at June 30, 2022. No amounts were funded prior to January 1, 2022.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
CRB related deposits	$142,103,552	$146,267,976
Capacity at 65%	92,367,309	95,074,184
PCCU net worth	54,239,445	61,925,336
Capacity at 1.3125	71,189,272	81,227,003
Limiting capacity	$71,189,272	$81,227,003
PCCU loans funded	13,628,042	—
Amounts available under lines of credit	496,958	225,000
Incremental capacity	$57,064,272	$81,002,003

Pursuant to this agreement, the Company reported expenses of $3,731 and $5,104 for the three-month and six-month periods ended June 30, 2022 and $0 for the three-month and six-month periods ended June 30, 2021.

Collectively the Account Servicing Agreement, Support Servicing Agreement and Loan Servicing Agreement are referred to as the “Parent Agreements”.

Operating leases

Effective July 1, 2021, SHF entered into a one-year gross lease with PCCU to lease space in its existing office at a monthly rent of $5,400. Effective July 1, 2022, the Company amended its existing lease to a month-to-month lease and therefore no asset or liability amounts are reported pursuant to ASC 842.

15

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 7. Revenue

Disaggregated revenue

Revenue by type are as follows:

For the three-month period ended June 30,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$1,342,895	$1,598,713
Safe Harbor Program income	44,149	120,855
Investment income	283,147	82,050
Loan interest income	182,598	28,696
Total Revenue	$1,852,789	$1,830,314

For the six-month period ended June 30,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$2,809,764	$3,094,267
Safe Harbor Program income	87,168	275,850
Investment income	377,133	160,061
Loan interest income	249,834	50,417
Total Revenue	$3,523,899	$3,580,595

Note 8. Employee benefits

PCCU has a qualified, contributory 401(k) plan (“Plan”) covering substantially all full-time employees. The Plan allows employees to defer a portion of their salary into the Plan. PCCU matches a portion of employees’ wage reductions. Plan costs are accrued and funded on a current basis. The Carved-Out Operations incurred plan costs of $9,757 and $17,855 for the three-months and six-months ended June 30, 2021. During July 2021, the Company adopted a similar 401(k) plan in conjunction with an agreement with a professional employer organization. The Company incurred plan costs $13,640 and $25,430 for the three-months and six-months ended June 30, 2022.

Note 9. Commitments and contingencies

From time to time, the Company is subject to claims in legal proceedings arising in the normal course of business. The Company does not believe that it is currently party to any pending legal action that could reasonably be expected to have a material adverse effect on our business or operating results.

Indemnity Liability

As discussed at Note 6, and pursuant to PCCU Agreements, PCCU funds loans originated and serviced by SHF either directly or through a third-party vendor. SHF retains the associated interest and pays PCCU a fee at an annual rate of 0.25% of the outstanding loan principal. The below schedule details outstanding amounts funded by PCCU and categorized as either collateralized loans or unsecured loans and lines of credit. No loans were funded by PCCU prior to January 1, 2022.

	June 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
Secured term loans	$13,100,000	$—
Unsecured loans and lines of credit	528,042	—
Total loans funded by Parent	$13,628,042	$—

16

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

All amounts were performing at June 30, 2022. Secured loans contained an interest rate ranging from 8.25% to 12.0%. Unsecured loans and lines of credit contain variable rates ranging from Prime + 1.5% to Prime + 6%. Unsecured lines of credit had incremental availability of $496,958 and $225,000 at June 30, 2022 and December 31, 2022.

SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated at least a quarterly based on each situation by SHF management. Given the Company’s limited lending history, the estimate is based on risk adjusted national charge off rates as published by the US Federal Reserve.

The indemnity liability activity is as follows:

June 30, 2022
(Unaudited)

Beginning balance	$—
Charge-offs	—
Recoveries	—
Provision	288,505
Ending balance	$288,505

All loans were current and considered performing at June 30, 2022.

SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business. Other than potential loan losses, no other circumstances were identified meeting the requirements of a loss contingency.

Expense amounts included in the loan loss provision associated with the indemnity were $230,118 and $288,505 for the three and six months ending June 30, 2022 and $0 for the three and six months ending June 30, 2021.

Note 10. Financial Instruments

FASB ASC 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value of future cash flows or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The Company does not record loans at fair value on a recurring basis. Currently all loans are performing with no impairment. Utilizing rates between 0% and 10%, which are considered Level 3 unobservable inputs, and a discounted cash flow model, we have estimated the fair value of our loan portfolio as of June 30, 2022 to approximate $1,894,640 as compared to their carrying value, excluding allowances for loan losses, of $1,953,379. The estimated fair value at December 31, 2021 was $1,417,637 as compared to a carrying value, excluding allowances for loan losses, of $1,478,343.

17

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 11. Subsequent Events

As previously disclosed, on February 11, 2022, SHF Holdings, Inc. (f/k/a Northern Lights Acquisition Corp.), and 5AK, LLC, the SHF Holdings, Inc.’s sponsor, entered into a definitive unit purchase agreement SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company, SHF Holding Co., LLC, the sole member of SHF, LLC, and Partner Colorado Credit Union, the sole member of the SHF Holding, LLC, whereby SHF Holdings, Inc. will purchase all of the issued and outstanding membership interests of the SHF, LLC.

On September 28, 2022, the parties consummated the Business Combination, resulting in SHF Holdings, Inc. purchasing all of the issued and outstanding membership interests of the SHF, LLC in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash, $56,949,800.66 of which will be paid on a deferred basis.

The purpose of deferral is to provide SHF Holdings, Inc. with additional cash to support its post-closing activities. Pursuant to the third amendment to the unit purchase agreement, they will pay the deferred consideration in one payment of $21,949,800.66 on or before December 15, 2022, and the $35,000,000 balance in six equal installments of $6,416,667, payable beginning on the first business day following April 1, 2023 and on the first business day of each of the following five fiscal quarters, for a total of $38,500,002. Further, Partner Colorado Credit Union agreed to defer $3,143,388, representing certain excess cash of SHF, LLC due to the Seller under the definitive unit purchase agreement, and the reimbursement of certain reimbursable expenses under the definitive unit purchase agreement.

Based upon our review, other than the events included in the above notes, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

Note 12. Proforma Basis of Presentation

Effective July 1, 2021, and subsequent to the reorganization, SHF entered into an Account Servicing Agreement with PCCU. SHF shall provide services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice.

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and PCCU, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 6 for additional information. Pursuant to the purchase agreement the Company entered into amended services agreements under similar terms as the July 2021 agreements.

The below schedule demonstrates the estimated impact these agreements would have on the income statement for the three months and six months ended June 30, 2021.

Three Months Ended		2021 (Unaudited)
June 30,		Reported	Adj	Adjusted
Revenue	(1)	$1,830,314	$—	$1,830,314
Operating expense	(2)	1,113,143	(48,986)	1,064,157
Net income and comprehensive income		$717,171	$48,986	$766,157

Six Months Ended		2021 (Unaudited)
June 30,		Reported	Adj	Adjusted
Revenue	(1)	$3,580,595	$—	$3,580,595
Operating expense	(2)	1,975,021	(13,592)	1,961,429
Net income and comprehensive income		$1,605,574	$13,592	$1,619,166

(1)	The reported financial statements include all CRB account related revenue. As a result, no adjustment is necessary for revenue.
(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new services agreements including i) the per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance for loans funded by PCCU. During the three-months and six-months ended June 30, 2021, no loans were held at PCCU subject to the loan servicing fee. In addition, as corporate allocations were removed, we included an adjustment for PCCU CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the Safe Harbor CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of the Company.

18